Exhibit 99.2
Third-Quarter 2011 Results ALTRA HOLDINGS, INC. November 1, 2011 10:00 AM ET Dial In Number 877-407-8293 Domestic 201-689-8349 International Webcast at www.altramotion.com Replay Number Through November 8, 2011 877-660-6853 Domestic 201-612-7415 International Account Number: # 364 Conference ID: # 381639 Webcast Replay at www.altramotion.com

Safe Harbor Statement Cautionary Statement Regarding Forward Looking Statements All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those comments regarding the Company's plan to execute aggressively its growth strategy during the remainder of 2011, its strategy to capitalize on growth opportunities in new and existing markets, increase its presence in key underpenetrated geographic regions, enter new high-growth markets and pursue strategic acquisitions, the Company's positioning in its end markets and its opportunities for long-term growth, the Company's expectations regarding the integration of Bauer and the Company's expectations for Bauer's sales and profitability, the positive demand signs in Altra's end markets, the Company's optimism regarding the second half of 2011, the seasonality of the business, and the Company's guidance for 2011 for sales, EPS, capital expenditures, depreciation and amortization, and tax rate. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Senior Secured Notes and Convertible Notes, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer acquisition and integration, (25) risks associated with the Company's planned investment in a new manufacturing facility in China, and (26) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. 1

Third-Quarter 2011 Highlights Revenues up 38% year over year, 14% excluding Bauer Revenues up in all geographies First full quarter of contribution from Bauer Simultaneously launching Bauer product line through North American sales team and new gear drive product line that is interchangeable with industry leaders Quarterly income from operations was $18.7 million, an increase of 37% compared to Q3 2010 Third quarter diluted EPS increased 84% to $0.46, non-GAAP adjusted EPS was $0.35 2

Top-line Growth Drivers in Q3 Distribution continues to be strong and inventories maintained at levels to support business Energy and mining remain very strong Focus on developing new business continues to generate orders Wind power capital investments are in full production with 100% on time delivery 3

Third-Quarter 2011 Financial Highlights 4

Third-Quarter 2011 Non-GAAP Adjusted Net Income and Operating Income 5

Balance Sheet Highlights 6 Repurchased $8.2 Million of Senior Secured Notes in Q3 2011, and an additional $3.7 Million in Q4 2011.

Third-Quarter 2011 Working Capital 7

Revised 2011E Outlook $670 - $680 Million in sales $1.43 - $1.53 Non-GAAP adjusted diluted earnings per share $20 - $22 Million in capital expenditures $24 - $25 Million in depreciation and amortization Tax rate approximately 31%-33% before discrete items 8

Summary Very pleased with our top line growth Very enthusiastic about the investments we've made to drive organic growth Very excited about Bauer and performance since closing New product launch in North America provides excellent growth opportunities 9

Discussion of Non-GAAP Measures As used in these slides, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted income from operations and non-GAAP adjusted net income are each calculated using either net income or income from operations that excludes premiums, discounts and costs associated with the extinguishment of debt, acquisition related costs, restructuring costs, discrete tax items and other income or charges that management does not consider to be directly related to the company's core operating performance. Non-GAAP adjusted diluted earnings per share is calculated by dividing non- GAAP adjusted net income by GAAP weighted average shares outstanding (diluted). Altra believes that the presentation of non-GAAP adjusted net income, non-GAAP adjusted income from operations and non-GAAP recurring diluted earnings per share provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations 10